As filed with the Securities and Exchange Commission on July 30, 2010

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ALLOS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	54-1655029
(State of Incorporation)	(I.R.S. Employer Identification No.)

11080 CirclePoint Road, Suite 200

Westminster, Colorado 80020

(Address of principal executive offices)

Allos Therapeutics, Inc. 2008 Equity Incentive Plan

(Full title of the plan)

Paul L. Berns

President and Chief Executive Officer

11080 CirclePoint Road, Suite 200

Westminster, Colorado 80020

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

James C. T. Linfield, Esq.

Brent D. Fassett, Esq.

COOLEY LLP

380 Interlocken Crescent, Suite 900

Broomfield, Colorado 80021

(720) 566-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock (par value $0.001 per share), including related rights to purchase Series A Junior Participating Preferred Stock	7,500,000 shares	$4.90	$36,750,000	$2,620.28
(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the plans as set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s Common Stock.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s Common Stock on July 29, 2010 as reported on the NASDAQ Global Market.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 7,500,000 shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s 2008 Equity Incentive Plan, as amended.

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENT ON FORM S-8 NO. 333-151882

Allos Therapeutics, Inc. is hereby registering 7,500,000 additional shares of its common stock for issuance under its 2008 Equity Incentive Plan.  The contents of Registration Statement on Form S-8 No. 333-151882 filed with the Securities and Exchange Commission on June 24, 2008 are incorporated by reference herein.

EXHIBITS

		Incorporated by Reference
Exhibit No.	Description	Form	Filing Date	Number	Filed Herewith
3.01	Amended and Restated Certificate of Incorporation.	8-K	7/20/2009	3.1

3.02	Certificate of Designations of Series A Junior Participating Preferred Stock.	8-K	7/20/2009	3.2

3.03	Certificate of Amendment to Restated Certificate of Incorporation.	8-K	7/20/2009	3.3

3.04	Certificate of Amendment to Restated Certificate of Incorporation.	8-K	6/25/2010	3.1

3.05	Amended and Restated Bylaws of Allos Therapeutics, Inc.	8-K	6/25/2007	3.04

3.06	Certificate of Amendment to the Certificate of Designations of Series A Junior Participating Preferred Stock.	8-K	7/20/2009	3.4

4.01	Form of Common Stock Certificate.	S-1/A	3/17/2000	4.01

4.03	Rights Agreement dated May 6, 2003 between Allos and Mellon Investor Services LLC.	8-K	5/9/2003	99.2

4.04	Form of Rights Certificate.	8-K	5/9/2003	99.3

4.05	Amendment to Rights Agreement dated March 4, 2005 between Allos and Mellon Investor Services LLC.	8-K	3/4/2005	4.06

4.06	Amendment to Rights Agreement dated January 29, 2007 between Allos and Mellon Investor Services LLC.	8-K	1/30/2007	4.1

4.07	Amendment to Rights Agreement dated July 17, 2009 between Allos and Mellon Investor Services LLC.	8-K	7/20/2009	4.1

5.1	Opinion of Cooley LLP.				X

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.				X

23.2	Consent of Cooley LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Powers of Attorney are included on the signature page hereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westminster, State of Colorado, on July 30, 2010.

ALLOS THERAPEUTICS, INC.

By:	/s/ Paul L. Berns
Paul L. Berns
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul L. Berns and Marc H. Graboyes, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stephen J. Hoffman	Chairman of the Board of	July 30, 2010
STEPHEN J. HOFFMAN, PH.D., M.D.	Directors

/s/ Paul L. Berns	Director, President and Chief	July 30, 2010
PAUL L. BERNS	Executive Officer (Principal
Executive Officer)

/s/ David C. Clark	Vice President, Finance and	July 30, 2010
DAVID C. CLARK	Treasurer (Principal Financial
Officer and Principal Accounting
Officer)

/s/ Nishan de Silva	Director	July 30, 2010
NISHAN DE SILVA, M.D.

/s/ Jeffrey R. Latts	Director	July 30, 2010
JEFFREY R. LATTS, M.D.

/s/ Jonathan S. Leff	Director	July 30, 2010
JONATHAN S. LEFF

/s/ Timothy P. Lynch	Director	July 30, 2010
TIMOTHY P. LYNCH

/s/ David M. Stout	Director	July 30, 2010
DAVID M. STOUT

EXHIBIT INDEX

		Incorporated by Reference
Exhibit No.	Description	Form	Filing Date	Number	Filed Herewith
3.01	Amended and Restated Certificate of Incorporation.	8-K	7/20/2009	3.1

3.02	Certificate of Designations of Series A Junior Participating Preferred Stock.	8-K	7/20/2009	3.2

3.03	Certificate of Amendment to Restated Certificate of Incorporation.	8-K	7/20/2009	3.3
3.04	Certificate of Amendment to Restated Certificate of Incorporation.	8-K	6/25/2010	3.1

3.05	Amended and Restated Bylaws of Allos Therapeutics, Inc.	8-K	6/25/2007	3.04

3.06	Certificate of Amendment to the Certificate of Designations of Series A Junior Participating Preferred Stock.	8-K	7/20/2009	3.4

4.01	Form of Common Stock Certificate.	S-1/A	3/17/2000	4.01

4.03	Rights Agreement dated May 6, 2003 between Allos and Mellon Investor Services LLC.	8-K	5/9/2003	99.2

4.04	Form of Rights Certificate.	8-K	5/9/2003	99.3

4.05	Amendment to Rights Agreement dated March 4, 2005 between Allos and Mellon Investor Services LLC.	8-K	3/4/2005	4.06

4.06	Amendment to Rights Agreement dated January 29, 2007 between Allos and Mellon Investor Services LLC.	8-K	1/30/2007	4.1

4.07	Amendment to Rights Agreement dated July 17 2009 between Allos and Mellon Investor Services LLC.	8-K	7/20/2009	4.1

5.1	Opinion of Cooley LLP.				X

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.				X

23.2	Consent of Cooley LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Powers of Attorney are included on the signature page hereto.